SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 3, 2005, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended March 31, 2005. This press release contains certain non-GAAP financial measures as described therein.

[Caremark Rx, Inc. Letterhead]

For Immediate Release

Contacts:

Caremark Rx, Inc.

Investor Relations

Pete Clemens, 615/743-6606

or

Gavin Anderson & Company

Media Relations

Gerard Carney, 212/515-1941

Caremark Rx, Inc. Announces Record First Quarter Results

Company Raises its 2005 Guidance

Nashville, TN, May 3, 2005 – Caremark Rx, Inc. (NYSE: CMX) today reported diluted earnings per share of $.43, for the first quarter of 2005, in-line with First Call consensus estimates. The first quarter financial results included $1.2 million of integration and other expenses related to the acquisition of AdvancePCS, which closed in the first quarter of 2004. Excluding these expenses, diluted earnings per share for the first quarter of 2005 was also $.43, a 34% increase from the first quarter of 2004.

Caremark’s first quarter of 2005 results included the results of AdvancePCS for the full quarter. However, Caremark’s first quarter of 2004 results only included the results of AdvancePCS from March 24, 2004 through March 31, 2004. On a pro forma basis, assuming the AdvancePCS results were included for the entire first quarter of 2004, diluted earnings per share, excluding integration and other related expenses, increased 59% for the first quarter of 2005.

First Quarter 2005 Operating Results

Due to the completion of the AdvancePCS acquisition on March 24, 2004, the first quarter results reflect the inclusion of AdvancePCS for the entire first quarter of 2005, but only from March 24 through March 31 for the first quarter of 2004. Caremark reported net revenues of $8.4 billion in the first quarter of 2005, an increase of $5.4 billion over the first quarter of 2004. During the first quarter of 2005, mail pharmacy revenues totaled $2.7 billion, an increase of $1.4 billion, and mail claims totaled 14.3 million, an increase of 7.2 million claims over the first quarter of 2004. During the first quarter of 2005, retail revenues totaled $5.6 billion, an increase of $3.9 billion, and retail claims totaled 130.3 million, an increase of 96.1 million claims over the first quarter of 2004.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2005, excluding integration and other related expenses, was $368.0 million, an increase of $193.6 million over the first quarter of 2004. Operating cash flow in the first quarter was $267.0 million compared with $203.0 million in the same period last year, an increase of $64.0 million.

Diluted earnings per share of $.43, excluding integration and other related expenses, for the first quarter of 2005, represented an increase of 34% from $.32 for the first quarter of 2004.

“We are pleased with our financial results as during the quarter Caremark implemented a record amount of new business,” said Mac Crawford, Chairman, President and Chief Executive Officer of Caremark. “The company’s substantial cash flow from operations was partially utilized to reduce debt levels while we continued to be active in the market repurchasing our shares. At this time we are raising our guidance for earnings per share to a range of $1.92 to $1.94 for 2005.”

First Quarter 2005 Operating Results—Pro Forma

On a pro forma basis, assuming the AdvancePCS acquisition was included in the full first quarter of 2004 results, Caremark net revenues increased 10% in the first quarter of 2005. Growth in revenues was negatively impacted by higher dispensing rates of generic drugs that have lower prices but result in cost savings for Caremark’s clients. Adjusting for the impact of higher generic dispensing rates, first quarter revenues would have increased approximately 14% from the pro forma first quarter of 2004.

Mail pharmacy revenues increased 32% and mail claims increased 26% in the first quarter of 2005 from the pro forma first quarter of 2004. Mail prescriptions represented 24% of total retail-adjusted prescriptions in the first quarter of 2005, as compared to 20% in the pro forma first quarter of 2004. The increase in mail prescriptions can be primarily attributed to the company’s new business starts in 2005, which was heavily weighted to accounts with significant mail order utilization.

Retail revenues increased 1% and retail claims decreased by 5% in the first quarter of 2005 compared to the pro forma first quarter of 2004. The decrease in retail claims can be attributed to the termination of a large AdvancePCS health plan client, which was announced in late 2003, but was not effective until January 1, 2005. Also, as was mentioned on prior investor calls, Caremark did not renew an additional large health plan client, which also terminated effective January 1, 2005.

EBITDA, excluding integration and other related expenses, increased 45% in the first quarter of 2005 from the pro forma first quarter of 2004. EBITDA per adjusted claim was $2.13 in the first quarter of 2005, an increase of 44% from the pro forma first quarter of 2004.

Diluted earnings per share, excluding integration and other related expenses, of $.43 for the first quarter of 2005 increased 59% over the pro forma diluted earnings per share of $.27 for the same period in 2004.

Balance Sheet

At March 31, 2005, Caremark reported a net cash and short-term investments position of $881.6 million, reflecting total cash and cash equivalents and short-term investments of $1.3 billion offset by senior notes totaling $450.0 million and other debt of $1.7 million. During the quarter, Caremark paid off its bank term loan totaling $147.0 million, spent $27.0 million on capital expenditures and repurchased $79.6 million of its common stock.

During the quarter ended March 31, 2005, goodwill increased by $141 million from the balance at December 31, 2004 as final adjustments to the accounts of legacy AdvancePCS were recorded. These adjustments covered a number of items including legal matters related to the legacy AdvancePCS operations and had no impact on earnings during the quarter ended March 31, 2005.

Share Repurchase

On July 20, 2004, Caremark announced that its Board of Directors had authorized an increase in its stock repurchase program to repurchase up to $750 million of the company’s common stock in the open market. Prior to the first quarter of 2005, the company had repurchased 18.2 million shares at an approximate total cost of $511 million. During the first quarter of 2005, the company repurchased 2.1 million shares at an approximate total cost of $80 million. Since the end of the first quarter of 2005, the company has repurchased an additional 2.1 million shares at a total approximate cost of $84 million. In total, as of May 2, 2005, the company had repurchased 22.4 million shares at an approximate total cost of $675 million.

Outlook

Caremark continues to expect 2005 revenue growth on a GAAP basis to be in the range of 25% to 28%. Caremark expects that its 2005 diluted earnings per share, before integration and other related expenses, will be in the range of $1.92 to $1.94, based on an expected 460 million diluted shares outstanding. This is compared to the previous guidance of $1.88 to $1.92 per diluted share. Caremark’s 2005 earnings expectations are currently based, in part, on the following assumptions:

•	Stock option expense associated with the unvested stock options held by AdvancePCS employees at the acquisition is expected to be approximately $13 million in 2005. The company’s previous expectation for stock option expense for 2005 of $19 million was also based on implementing FAS123R on July 1, 2005. This implementation has been delayed by the SEC until January 1, 2006.

•	Amortization expense related to identifiable intangible assets acquired in the AdvancePCS transaction is estimated to total approximately $47 million in 2005.

•	Depreciation expense is expected to total approximately $105 million in 2005.

•	Net interest expense is expected to total $3 million to $7 million in 2005.

•	The company will continue to expense certain ongoing integration and expenses related to the AdvancePCS acquisition as these costs are incurred. These expenses are not included in the company’s earnings per share expectations for 2005.

In addition, Caremark expects diluted earnings per share, before integration and other related expenses, to be in the range of $.45 to $.46 for the second quarter of 2005.

Medicare Part D

Caremark continues to develop its Medicare product offering for 2006 as well as the systems and infrastructure to provide its clients with the highest levels of support. The company is working closely with its clients to advise them on the most appropriate way of moving forward with this opportunity. Caremark is also supporting a number of clients that are expected to actively participate in the program.

Conference Call

As announced, Caremark will hold a conference call to discuss first quarter 2005 results, and general operations of the company. The details of the call are as follows:

Date:	Tuesday, May 3, 2005

Time:	10:30 a.m. Eastern Time
9:30 a.m. Central Time

Toll-Free Number:	(888) 596-9623

Int’l/Local Dial-in#:	(706) 634-6560

Leader:	Mac Crawford

Replay Number:	(800) 642-1687 or (706) 645-9291

Conference ID:	5395526

The call will also be broadcast live as well as replayed through the Internet. The webcast can be accessed through the “Investor Relations” page on the Caremark Rx, Inc. website at www.caremarkrx.com.

A taped replay of the call will also be available beginning at 1:30 p.m. Eastern Time on May 3, 2005, until Midnight Eastern Time on May 17, 2005, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing, through its affiliates, comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, union, government agencies and other funded benefit plans. The Company operates a national retail pharmacy network with over 59,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company’s business, including 2005 earnings per share projections, 2005 revenue growth, 2005 diluted earnings per share projections and second quarter 2005 diluted earnings per share projections, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the company’s other periodic filings from time to time with the SEC. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at

http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$809,918	$1,078,803
Short-term investments	523,343	223,610
Accounts receivable, net	2,101,156	1,977,557
Inventories	367,245	436,754
Deferred tax asset, net	392,191	402,698
Income taxes receivable	54,940	64,654
Prepaid expenses and other current assets	48,437	35,550

Total current assets	4,297,230	4,219,626

Property and equipment, net	288,253	285,214
Goodwill, net	7,123,206	6,982,551
Other intangible assets, net	768,817	782,312
Other assets	36,348	40,031

Total assets	$12,513,854	$12,309,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$894,883	$678,083
Claims and discounts payable	2,454,858	2,644,426
Other accrued expenses and liabilities	450,012	293,017
Current portion of long-term debt	1,678	148,610

Total current liabilities	3,801,431	3,764,136

Long-term debt, net of current portion	450,000	450,000
Deferred tax liability	237,628	220,141
Other long-term liabilities	331,555	335,740

Total liabilities	4,820,614	4,770,017

Commitments and contingencies

Stockholders’ equity:
Common stock	476	475
Additional paid-in capital	8,593,933	8,564,031
Unearned stock-based compensation	(17,037)	(21,783)
Treasury stock	(590,626)	(510,978)
Shares held in trust	(96,440)	(97,452)
Accumulated deficit	(183,414)	(380,924)
Accumulated other comprehensive loss	(13,652)	(13,652)

Total stockholders’ equity	7,693,240	7,539,717

Total liabilities and stockholders’ equity	$12,513,854	$12,309,734

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended March 31,
	2005	2004 (a)
Net revenue	$8,376,083	$3,025,943

Operating expenses:
Cost of revenues (b)	7,893,824	2,794,811
Selling, general and administrative expenses	110,703	55,911
Depreciation	24,004	12,789
Amortization of intangible assets	12,083	1,059
Stock option expense	3,576	819
Integration and other related expenses	1,209	10,410

Operating income	330,684	150,144
Interest expense, net	4,222	9,830

Income before provision for income taxes	326,462	140,314
Provision for income taxes	128,952	56,126

Net income	$197,510	$84,188

Average number of common shares outstanding—basic	450,783	277,753
Dilutive effect of stock options and warrants	8,570	8,159

Average number of common shares outstanding—diluted	459,353	285,912

Net income per common share—diluted	$0.43	$0.29

Pharmacy claims:
Mail	14,303	7,141
Retail	130,322	34,265

Total	144,625	41,406

Adjusted Claims (Note 4)	172,550	55,155

Supplemental presentation of non-GAAP financial measures:
EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 2)	$366,771	$163,992

EBITDA excluding integration and other related expenses (Notes 2 and 3)	$367,980	$174,402

EBITDA per adjusted claim excluding integration and other related expenses (Notes 3 and 4)	$2.13	$3.16

Net income per common share—diluted excluding integration and other related expenses (Note 3)	$0.43	$0.32

(a)	Includes the results of operations of AdvancePCS beginning March 24, 2004.
(b)	Excludes depreciation which is presented separately.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2005	2004 (a)
Cash flows from continuing operations:
Net income	$197,510	$84,188
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	116,621	49,529
Depreciation and amortization	36,087	13,848
Stock option expense	3,576	819
Non-cash interest expense	727	899
Writeoff of deferred financing costs	686	2,206
Other non-cash expenses	11	129
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	(88,206)	51,333

Net cash provided by continuing operations	267,012	202,951

Cash flows from investing activities:
Purchase of short-term investments	(468,407)	—
Sale of short-term investments	168,674	—
Acquisition of business, net of cash acquired	—	(368,427)
Capital expenditures, net	(27,043)	(12,943)
Partial liquidation of cost-method investment	—	10,382

Net cash used in investing activities	(326,776)	(370,988)

Cash flows from financing activities:
Net repayments under credit facilities	(147,000)	(95,625)
Principal payment under AdvancePCS Senior Notes Tender Offer	—	(204,222)
Proceeds from equity-based compensation plans	18,578	16,853
Purchase of treasury stock	(79,648)	—
Deferred financing costs	—	(3,518)
Securities issuance costs	—	(1,892)

Net cash used in financing activities	(208,070)	(288,404)
Cash used in discontinued operations	(1,051)	(1,776)

Net decrease in cash and cash equivalents	(268,885)	(458,217)
Cash and cash equivalents—beginning of period	1,078,803	815,328

Cash and cash equivalents—end of period	$809,918	$357,111

(a)	Includes the cash flows of AdvancePCS beginning March 24, 2004.

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED PRO FORMA FINANCIAL AND STATISTICAL INFORMATION (a)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended March 31,		Percentage Increase (Decrease)
	2005 Pro Forma	2004 Pro Forma
Financial Information
Net revenue	$8,376,083	$7,635,746	10%

Cost of revenues (b)	7,893,824	7,255,707	9%
Selling, general and administrative expenses	110,703	117,319	-6%
Stock option expense	3,576	9,000	-60%

EBITDA (c) (Notes 2 and 3)	367,980	253,720	45%
Depreciation	24,004	22,890	5%
Amortization of intangible assets	12,083	12,083	0%

Operating income (Note 3)	331,893	218,747	52%
Interest expense, net	4,222	9,940	-58%

Income before provision for income taxes	327,671	208,807	57%
Provision for income taxes	129,430	83,148	56%

Net income (Note 3)	$198,241	$125,659	58%

Average number of common shares outstanding—diluted	459,353	464,083	-1%

Net income per common share—diluted	$0.43	$0.27	59%

Claims Processed
Mail	14,303	11,323	26%
Retail	130,322	137,738	-5%

Total	144,625	149,061	-3%

Adjusted Claims (Note 4)	172,550	171,172	1%

EBITDA per adjusted claim (Notes 2 and 4)	$2.13	$1.48	44%

(a)	Assumes the AdvancePCS acquisition occurred on January 1, 2004. See Note 1.
(b)	Excludes depreciation which is presented separately.
(c)	Excludes integration and other related expenses. See Note 3.

Caremark Rx, Inc.

Notes to Press Release Tables

March 31, 2005

(1) On March 24, 2004, we completed our acquisition of AdvancePCS. The results of operations and cash flows of AdvancePCS are included in the accompanying condensed consolidated statements of operations and cash flows beginning March 24, 2004. To assist you in understanding the impact of the AdvancePCS acquisition, we have also included pro forma information presenting the results of operations of Caremark Rx, Inc. and AdvancePCS as if the acquisition of AdvancePCS had been completed at January 1, 2004.

The pro forma income amounts exclude approximately $0.7 million and $6.3 million of integration and other related expenses (net of income tax benefit) incurred in connection with the AdvancePCS acquisition in the three months ended March 31, 2005 and 2004, respectively. See Note 3 below.

(2) We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended March 31,
	2005	2004
Net income	$197,510	$84,188
Depreciation	24,004	12,789
Amortization of intangible assets	12,083	1,059
Interest expense, net	4,222	9,830
Provision for income taxes	128,952	56,126

EBITDA	366,771	163,992
Cash interest (payments) receipts	5,708	(24,629)
Cash tax payments	(3,980)	(4,498)
Other non-cash expenses	3,587	3,154
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	(105,074)	64,932

Net cash provided by continuing operations	$267,012	$202,951

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(3) In the quarters ended March 31, 2005 and 2004, we incurred approximately $1.2 million and $10.4 million of expenses, respectively, primarily for: (1) integration activities related to our acquisition of AdvancePCS (in the first quarter of 2004), including pre-acquisition integration planning; (2) involuntary termination/employee retention and related benefits ($1.2 million in the first quarter of 2005 and $1.5 million in the first quarter of 2004) and (3) writing off approximately $2.2 million (in the first quarter of 2004) of deferred

Caremark Rx, Inc.

Notes to Press Release Tables—(Continued)

March 31, 2005

financing costs related to our credit agreement that was replaced upon consummation of the AdvancePCS acquisition. The analyses used by management to evaluate the performance of our business excludes these integration and other related expenses.

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration and other related expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to Note 2 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration and other related expenses are as follows (in thousands, except per share amounts):

	Three Months Ended March 31,
	2005	2004
EBITDA	$366,771	$163,992
Integration and other related expenses	1,209	10,410

EBITDA excluding integration and other related expenses	$367,980	$174,402

Net income	$197,510	$84,188
Integration and other related expenses (net of income tax benefit)	731	6,267

Net income excluding integration and other related expenses	$198,241	$90,455

Net income per common share—diluted	$0.43	$0.29
Integration and other related expenses per share (net of tax benefit)	—	0.03

Net income per common share—diluted excluding integration and other related expenses	$0.43	$0.32

(4) Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ HOWARD A. MCLURE
Howard A. McLure Executive Vice President and Chief Financial Officer

Date: May 3, 2005